Exhibit 99.1

Chimerix Announces Commencement of Public Offering of Common Stock

DURHAM, NC, June 9, 2015 – Chimerix, Inc. (NASDAQ: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, today announced that it intends to offer and sell, subject to market and other conditions, approximately $150.0 million of its common stock in an underwritten public offering. In connection with this offering, Chimerix expects to grant the underwriters a 30-day option to purchase up to approximately $22.5 million of additional shares of its common stock. Morgan Stanley and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the size or terms of the offering. Chimerix anticipates using the net proceeds from the offering to fund its research and development efforts and for general corporate purposes, including working capital.

The securities described above are being offered by Chimerix pursuant to a shelf registration statement (including a prospectus) filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2015, which has become effective by rule of the SEC. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available for free on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained from Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 866-803-9204.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Chimerix

Chimerix is committed to the discovery, development and commercialization of novel, oral antiviral therapeutics designed to transform patient care in areas of high unmet medical need. Chimerix was founded in 2000 based on the promise of its proprietary lipid technology to unlock the antiviral potential of some of the most broad-spectrum antivirals by enhancing their antiviral activity and safety profiles in convenient, orally administered dosing regimens. Chimerix's lead product candidate, brincidofovir (BCV or CMX001), is an oral nucleotide analog that has shown broad-spectrum antiviral activity against all five families of dsDNA viruses that affect humans, including cytomegalovirus (CMV), adenovirus (AdV), BK virus and herpes simplex viruses. In addition, Chimerix has an active discovery program leveraging its lipid technology and the Chimerix Chemical Library, both focusing on viral targets in areas of high unmet medical need.

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

Forward-Looking Statements

In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Chimerix’s expectations regarding the completion, timing and size of its proposed public offering. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Chimerix’s business and finances in general, and the other risks described in Chimerix’s annual report on Form 10-K for the year ended December 31, 2014, as amended, quarterly report on Form 10-Q for the quarter ended March 31, 2015 and other filings with the SEC. Chimerix undertakes no obligation to update the statements contained in this press release after the date hereof.

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CHIMERIX CONTACT:

Joseph T. Schepers

Executive Director, Investor Relations and Corporate Communications

jschepers@chimerix.com

919-287-4125

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146